Exhibit 10.2

AMENDED AND RESTATED

2020 SHARE INCENTIVE PLAN

1. Purpose. The purpose of this Plan is to strengthen Acadia Realty Trust (the “Company”) by providing an incentive to its officers, employees, Consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to officers, employees, Consultants and directors of the Company and its subsidiaries (including the Operating Partnership) an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Share Options, Nonqualified Share Options, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Dividend Equivalent Rights and Other Share-Based Awards (as each term is hereinafter defined).

2. Definitions. For purposes of the Plan:

“Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” means a grant of Restricted Shares, Restricted Share Units, Unrestricted Shares, Share Appreciation Rights, Dividend Equivalent Rights and Other Share-Based Awards or any or all of them.

“Board” means the Board of Trustees of the Company.

“Cause” means, unless otherwise defined in the Agreement evidencing a particular Award or an employment agreement between the Company and the individual, an individual’s (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit, (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses), or (v) the commission of an act of fraud or intentional misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, share dividend, share split or reverse share split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

A “Change in Control” shall mean the occurrence during the term of the Plan of any of the following events, subject however to the Committee’s determination (to the extent required to conform with Section 409A of the Code) that any occurrence listed below is a permissible distribution event within the meaning of Section 409A of the Code (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A insofar as applicable):

(a)An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), the Company or its Subsidiaries, or any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

(b)The individuals who, as of January 1, 2023, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least one-half of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least one half of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-l 1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) Consummation of:

(i) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:

(A)the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least one-half of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

(C)no Person other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities; or

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(ii) a definitive agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

(d)The completion of a liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee as described in Section 3.1 consisting of at least two (2) Non-management Trustees within the meaning of Rule 16b‑3 under the Exchange Act appointed by the Board to administer the Plan and to perform the functions set forth herein.

“Company” means Acadia Realty Trust.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Disability” means a physical or mental infirmity which impairs the Optionee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

“Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

“Effective Date” means the date upon which this Plan is adopted by the Board.

“Eligible Individual” means any officer, employee, Consultant or trustee of the Company or a Subsidiary (including the Operating Partnership) designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein; provided that Options or Awards may not be granted to employees, directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the Shares underlying the Awards are treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any date means the average of the high and low sales prices of the Shares for the twenty (20) preceding business days on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price for the twenty (20) preceding days as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Share Option, in accordance with Section 422 of the Code.

“Fully Diluted Shares” means all Shares and any Operating Partnership Units convertible into Shares.

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“Grantee” means a person to whom an Award has been granted under the Plan.

“Incentive Share Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Share Option.

“Non-Management Trustee” means a trustee of the Company who is not an employee of the Company or any Subsidiary.

“Nonqualified Share Option” means an Option which is not an Incentive Share Option.

“Operating Partnership” means Acadia Realty Limited Partnership, a Delaware limited partnership, and any successor thereto.

“Operating Partnership Units” means units of limited partnership interest of the Operating Partnership.

“Option” means an Option granted under Section 5.

“Optionee” means a person to whom an Option has been granted under the Plan.

“Other Share-Based Award” means an Award granted pursuant to Section 8.

“Parent” means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

“Plan” means this Amended and Restated Acadia Realty Trust 2020 Share Incentive Plan.

“Restricted Share Units” means Restricted Share Units issued or transferred to an Eligible Individual pursuant to Section 7.

“Restricted Shares” means Shares granted to an Eligible Individual under Section 7.

“Shares” means the shares of beneficial interest in the Company.

“Share Appreciation Right” (SAR) means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

“Share Reserve” shall have the meaning set forth in Section 4.1 of this Plan.

“Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

“Successor Corporation” means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a share option in a transaction to which Section 424(a) of the Code applies.

“Ten-Percent Shareholder” means an Eligible Individual, who, at the time an Incentive Share Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, or of a Parent or a Subsidiary.

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“Unrestricted Share” means a Share granted pursuant to Section 9.

3. Administration.

3.1 The Plan. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan; subject to the Board’s authority to act in lieu of the Committee on any matter. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Non-employee Trustee within the meaning of Rule 16b‑3 promulgated under the Exchange Act. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2 Eligible Individuals. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a)determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of Incentive Share Options and/or Nonqualified Share Options to be granted to each Eligible Individual and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, make any amendment or modification to any Agreement consistent with the terms of the Plan and accelerate the vesting or lapse of restrictions with respect to Options and Awards; and

(b)select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Share Appreciation Rights, Restricted Shares, Restricted Share Units and/or Other Share-Based Awards to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Units, Shares or Awards and make any amendment or modification to any Agreement consistent with the terms of the Plan.

3.3 Plan Interpretation. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(a) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and comply with applicable law including Rule 16b‑3 under the Exchange Act and the Code to the extent applicable. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(b) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

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(c) to determine on an individual basis whether a change in status from or to employee, director or Consultant constitutes a termination of employment or service for purposes of the Plan;

(d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan; and

(f) to provide for the limited transferability of Options to certain family members, family trusts or family partnerships of Optionees.

4. Shares Subject to the Plan.

4.1 Aggregate Limit. Subject to the provisions of Section 11 of the Plan, the maximum number of Shares that may be issued pursuant to Options and Awards granted under the Plan shall be 3,883,564 Shares, inclusive, for the avoidance of doubt, of the Shares previously authorized and available for grant as of the Effective Date under this Plan, all subject to adjustment as provided in this Section 11 (the “Share Reserve”). For purposes of this limitation, the Shares underlying any awards under the Plan and under the Company’s Second Amended and Restated 2006 Share Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Share Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Option, Share Appreciation Right or other Award to cover the exercise price or tax withholding, (ii) shares subject to a Share Appreciation Right that are not issued in connection with the Share settlement of the Share Appreciation Right upon exercise thereof, or (iii) shares repurchased by the Company using Option exercise proceeds. In addition to the foregoing, in no event may the total number of Shares covered by outstanding Incentive Share Options granted under the Plan, plus the number of Shares issued pursuant to the exercise of Incentive Share Options whenever granted under the Plan, exceed 7,950,000 Shares.

4.2 Maximum Number of Shares. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board, but no less than the number of Shares subject to outstanding Options or Awards.

4.3 Outstanding Option or Award. Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan and to Sections 4.1 and 4.2 above, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no person shall receive any Incentive Share Options unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Share Option is granted. The aggregate Fair Market Value (determined as of the date of grant of an Incentive Share Option) of the Shares with respect to which

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Incentive Share Options granted under this Plan and all other option plans of the Company, any Parent and any Subsidiary become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. Any such Options granted in excess of the $100,000 limitation shall be deemed to be Nonqualified Share Options.

5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). Notwithstanding the foregoing, Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Option is otherwise compliant with Section 409A.

5.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Share Option granted to a Ten-Percent Shareholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting. Subject to Section 5.5 hereof, each Option shall vest and become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement.

5.5 Modification or Substitution. The Committee may in its discretion modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and may grant new Options in substitution for them (provided the purchase price for the new grant is not below that of the original grant).

Notwithstanding the foregoing, (i) no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee’s consent, and (ii) except as otherwise permitted by Section 11, without shareholder approval, the terms of any Option may not be amended to reduce the exercise price and Options may not be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option.

5.6 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution unless specifically authorized by the Committee with respect to Nonqualified Share Options, and unless transferred in a manner permitted by the Committee an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

5.7 Vesting; Exercisability. To the extent not exercised, vested installments of Options shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the vesting and exercisability of any Option or portion thereof at any time.

(a)Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any

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Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: cash or transferring Shares to the Company upon such terms and conditions as determined by the Committee (such as, for example, a requirement that such Shares have been held for six months if necessary to avoid adverse accounting consequences). Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section 5.7 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

(b)Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option, nor have any right to receive dividends, unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the Shares to the Optionee and the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.8 Effect of Change in Control. Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

5.9 Dividend Equivalent Rights. Dividend Equivalent Rights may be granted to Eligible Individuals. The terms and conditions applicable to each Dividends Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect to Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Notwithstanding the foregoing, within two and one-half months after the end of the calendar year in which the vesting or lapse of restrictions on the Dividend Equivalent Rights occurs, amounts with respect to Dividend Equivalent Rights shall be settled in cash or Shares or a combination thereof (unless an Agreement provides otherwise).

6. Share Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Share Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Share Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

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6.1 Time of Grant. A Share Appreciation Right may be granted at any time if unrelated to an Option, or if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

6.2 Share Appreciation Right Related to an Option.

(a)Exercise. Subject to Section 6.7, a Share Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable even if the Option to which it relates may be transferable. A Share Appreciation Right granted in connection with an Incentive Share Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Share Option Agreement. No right to vote or receive dividends will exist with respect to any Share Appreciation Right until such Share Appreciation Right is exercised.

(b)Amount Payable. Upon the exercise of a Share Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the per Share purchase price under the related Option, by (ii) the number of Shares as to which such Share Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Share Appreciation Right by including such a limit in the Agreement evidencing the Share Appreciation Right at the time it is granted.

(c)Treatment of Related Options and Share Appreciation Rights Upon Exercise. Upon the exercise of a Share Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Share Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Share Appreciation Right or the surrender of such Option, the Share Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

6.3 Share Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Share Appreciation Rights unrelated to Options. Share Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Share Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Share Appreciation Right over the Fair Market Value of a Share on the date the Share Appreciation Right was granted, by (b) the number of Shares as to which the Share Appreciation Right is being exercised. Notwithstanding the foregoing, a Share Appreciation Right granted unrelated of an Option may limit the amount payable to the Grantee to a percentage, specified in the Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence.

6.4 Method of Exercise. Share Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Share Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Share Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

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6.5 Form of Payment. Payment of the amount determined under Sections 6.2(b) or 6.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Share Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

6.6 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Share Appreciation Rights or accept the surrender of outstanding Awards of Share Appreciation Rights (to the extent not exercised) and grant new Awards in substitution for them (provided that such modification shall not result in re‑pricing).

Notwithstanding the foregoing, (i) no modification of an Award of Share Appreciation Rights shall adversely alter or impair any rights or obligations under the Award without the Grantee’s consent, and (ii) except as otherwise permitted by Section 11, without shareholder approval, the terms of any Award of Share Appreciation Rights may not be amended to reduce the exercise price and may not be cancelled in exchange for cash, other Awards or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Award of Share Appreciation Rights.

6.7 Effect of Change in Control. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, all Share Appreciation Rights shall become immediately and fully exercisable. In the event a Grantee’s employment or service with the Company is terminated by the Company following a Change in Control, each Share Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee’s employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Grantee’s employment or service or the expiration of the stated term of the Share Appreciation Right.

7. Restricted Shares/Restricted Share Units.

7.1 Grant. The Committee may grant to Eligible Individuals Awards of Restricted Shares or Restricted Share Units, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Shares or Restricted Share Units shall be subject to the terms and provisions set forth below in this Section 7.

7.2 Non-transferability. Restricted Shares or Restricted Share Units may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

7.3 Lapse of Restrictions.

(a)Generally. Restrictions upon Restricted Shares or Restricted Share Units awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

(b)Effect of Change in Control. Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Restricted Shares or Restricted Share Units shall lapse immediately.

7.4 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Shares or Restricted Share Units or accept the surrender of outstanding Restricted Shares or Restricted Share Units (to the extent the restrictions on such Shares or Units have not yet lapsed) and grant new Awards in substitution for them.

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Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

7.5 Dividend and Dividend Equivalent Rights. During the restriction period, dividends shall accrue on Restricted Shares and Dividend Equivalent Rights shall accrue on Restricted Share Units. Payment of accrued dividends shall be made upon the lapsing of restrictions imposed on the Restricted Shares, and any accrued dividends shall be forfeited upon the forfeiture of such Restricted Shares. Payment of accrued Dividend Equivalent Rights (together with any interest accrued thereon) shall be made upon the lapsing of restrictions imposed on the Restricted Share Units in respect of which the Dividend Equivalent Rights were accrued, and any accrued Dividend Equivalent Rights (together with any interest accrued thereon) in respect of any Restricted Share Units shall be forfeited upon the forfeiture of such Units.

7.6 Delivery of Shares. Upon the lapse of the restrictions on Restricted Share Units, the Committee shall cause a share certificate to be delivered to the Grantee with respect to such vested Units, free of all restrictions hereunder.

8. Other Share-Based Awards.

8.1 Grant. The Committee may grant to Eligible Individuals Other Share-Based Awards, which shall be evidenced by an Agreement between the Company and the Grantee. An Other Share-Based Award includes other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares, including without limitation, Operating Partnership Units that are settled in Shares, convertible preferred shares of beneficial interest, convertible debentures and exchangeable securities. Each Agreement with respect to a grant of an Other Share-Based Award shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates.

8.2 Rights of Grantee. Until such time as an Other Share-Based Award is actually paid out in Shares, a Grantee shall have no rights as a holder of Shares.

8.3 Non-transferability. Other Share-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Agreement.

8.4 Lapse of Restrictions.

(a)Generally. Restrictions upon Other Share-Based Awards awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

(b)Effect of Change in Control. Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Other Share-Based Awards shall lapse immediately and such Awards shall become fully vested.

8.5 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Other Share-Based Awards or accept the surrender of outstanding Other Share-Based Awards (to the extent the restrictions on such Awards have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent.

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9. Unrestricted Shares. The Committee may grant Shares to any trustee that are free from any risk of forfeiture.

10. Effect of a Termination of Employment or Service. The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division or a change in status from employee or director to Consultant), as the Committee may, in its discretion, determine at the time an Option or Award is granted or thereafter. Notwithstanding the foregoing and unless specifically set forth in an Agreement to the contrary, in the event an Optionee’s or Grantee’s employment or service with the Company is terminated for Cause, the Option or Award granted to the Optionee or Grantee hereunder shall immediately terminate in full and in the case of Options, no rights thereunder may be exercised, and in all other cases, no payment will be made with respect thereto.

11. Adjustment Upon Changes in Capitalization.

(a)In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other share or securities with respect to which Options or Awards may be granted under the Plan, maximum number of class of Shares or other share or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan and the number and class of Shares or other share or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable.

(b)Any such adjustment in the Shares or other share or securities subject to outstanding Incentive Share Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c)If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of share or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

(i)Effect of Certain Transactions. Subject to Sections 5.8, 6.7, 7.3(b) and 9.4(b), or as otherwise provided in an Agreement, in the event of the liquidation or dissolution of the Company or a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or SAR or payment or transfer in respect of any Award, the same number and kind of share, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such share, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options or Awards prior to such Transaction.

12. Interpretation. Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

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(a)The Plan is intended to comply with Rule 16b‑3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

13. Termination and Amendment of the Plan. Unless earlier terminated as provided herein, the Plan will automatically terminate ten (10) years after the later of (i) the Effective Date or (ii) the most recent increase in the Share Reserve approved by shareholders. All Awards and any Shares subject thereto will remain subject to the terms of the Plan and the applicable Award Agreement as in effect immediately prior to such termination.

The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)No such amendment, modification, suspension or termination shall impair or adversely alter any Options, SARs or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)To the extent necessary under Section 422 of the Code and the rules and regulations promulgated thereunder or securities exchange rule, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law and regulations.

14. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of share options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b)give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)limit in any way the right of the Company to terminate the employment of any person at any time; or

(d)be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

16. Regulations and Other Approvals; Governing Law.

16.1 Jurisdiction. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles thereof.

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16.2 Obligation. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

16.3 Compliance. Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Share Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder. In addition, the Committee shall have the discretion to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred, (b) voids any Grantee’s election to the extent it would violate Section 409A of the Code, and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event mat is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Grantee, subject to any valid second election to defer; provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

16.4 Options and Awards. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

16.5 Restrictions. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares or Awards, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares or Awards shall be appropriately amended to reflect their status as restricted securities as aforesaid.

17. Miscellaneous.

17.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

(a)Withholding of Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required

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by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, any Share Appreciation Right or the exercise thereof, or the grant of any other Award, including, but not limited to, the withholding of cash or Shares which would be paid or delivered pursuant to such exercise or Award or another exercise of Award under this Plan until the Grantee reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold. The Committee may permit a Grantee (or any beneficiary or other person authorized to act) to elect to pay a portion or all of any amounts required to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole Shares which would otherwise be distributed and which have a Fair Market Value sufficient to cover the amount of such required or permitted withholding taxes.

(b)If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Share Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

18. Effective Date. The Plan shall become effective upon the Effective Date, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Maryland within twelve (12) months of such adoption.

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